Exhibit 99.1

Verisign Reports 13 Percent Year-Over-Year Revenue Growth in Second Quarter 2012

RESTON, VA - July 26, 2012 - VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the second quarter ended June 30, 2012.

Second Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $214 million for the second quarter of 2012, up 13 percent from the same quarter in 2011. Verisign reported net income of $68 million and diluted earnings per share (EPS) of $0.42 for the second quarter of 2012, compared to a net loss of $(11) million and diluted net loss per share of $(0.06) in the same quarter in 2011. The operating margin was 50.0 percent for the second quarter of 2012 compared to 43.2 percent for the same quarter in 2011.

Second Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $74 million and diluted EPS of $0.45 for the second quarter of 2012, compared to net income of $65 million and diluted EPS of $0.38 for the same quarter in 2011. The non-GAAP operating margin was 54.0 percent for the second quarter of 2012 compared to 51.7 percent for the same quarter in 2011. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“The second quarter results demonstrate our continued strong operating performance and financial discipline,” commented Jim Bidzos, executive chairman, president and chief executive officer of Verisign. “Our share repurchases in the quarter, of $76 million, underscore our commitment to creating and delivering shareholder value.”

Financial Highlights

•	Verisign ended the second quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.44 billion, an increase of $92 million from year end 2011.

•
Cash flow from operations was $135 million for the second quarter compared with $13 million for the same quarter in 2011, which was reduced by a $100 million payment of contingent interest to holders of convertible debentures in the second quarter of 2011.

•	Deferred revenues ended the second quarter of 2012 totaling $804 million, an increase of $75 million from year end 2011.

•	Capital expenditures were $13 million in the second quarter of 2012.

•
During the second quarter, Verisign repurchased approximately 1.9 million shares of its common stock for a cost of $76 million. At June 30, 2012, approximately $687 million remained available and authorized under the current share repurchase program.

•
For purposes of calculating diluted EPS, the second quarter diluted share count included 5.6 million shares related to the convertible debentures, compared with 1.2 million shares in the same quarter in 2011 for the non-GAAP diluted EPS calculation.  These represent dilutive shares and not shares that have been issued.

Business Highlights

•
On June 23, 2012, the board of directors of Internet Corporation of Assigned Names and Numbers (“ICANN”) approved the renewal of Verisign's agreement to serve as the authoritative registry operator for the .com registry for the term commencing on Dec. 1, 2012, through Nov. 30, 2018. The board of directors of Verisign approved the renewal of the .com registry agreement on June 16, 2012. The U.S. Department of Commerce (the Department) is now reviewing the renewal of the .com registry agreement under the terms of the Cooperative Agreement between the Department and Verisign.

•
Verisign Registry Services added 1.81 million net new names and ended the second quarter with approximately 118.5 million active domain names in the zone for .com and .net, representing a 7.8 percent increase year-over-year.

•	In the second quarter, Verisign processed a second quarter record 8.4 million new domain name registrations, representing an increase of 4.2 percent year-over-year.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30 percent tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP.

Today's Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2012 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-0402 (international). A listen-only live webcast and accompanying slide presentation of the second quarter 2012 earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (pass code: 6410522) beginning at 8:00 p.m. (EDT) on July 26, 2012, and will run through Aug. 2, 2012, at 7:00 p.m. (EDT). An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This press release and the financial information discussed on today's conference call are available at http://investor.verisign.com.

About Verisign
VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.VerisignInc.com.

VRSNF
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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; the impact of the introduction of new gTLDs and whether our gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty of whether the .com Registry Agreement renewal will occur on or before November 30, 2012, if at all. More information about potential factors that could affect the Company's business and financial results is included in Verisign's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.
Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2012 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$315,621	$1,313,349
Marketable securities	1,122,397	32,860
Accounts receivable, net	12,653	14,974
Deferred tax assets and other current assets	79,940	86,598
Total current assets	1,530,611	1,447,781
Property and equipment, net	329,328	327,136
Goodwill and other intangible assets, net	53,202	53,848
Other assets	28,883	27,414
Total long-term assets	411,413	408,398
Total assets	$1,942,024	$1,856,179
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$112,508	$156,385
Deferred revenues	560,127	502,538
Total current liabilities	672,635	658,923
Long-term deferred revenues	243,622	226,033
Convertible debentures, including contingent interest derivative	597,935	590,086
Long-term debt	100,000	100,000
Long-term deferred tax liabilities	341,733	325,527
Other long-term liabilities	45,294	43,717
Total long-term liabilities	1,328,584	1,285,363
Total liabilities	2,001,219	1,944,286
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 317,982 at June 30, 2012 and 316,781 at December 31, 2011; Outstanding shares: 156,667 at June 30, 2012 and 159,422 at December 31, 2011	318	317
Additional paid-in capital	20,027,665	20,135,237
Accumulated deficit	(20,084,096)	(20,220,577)
Accumulated other comprehensive loss	(3,082)	(3,084)
Total stockholders’ deficit	(59,195)	(88,107)
Total liabilities and stockholders’ deficit	$1,942,024	$1,856,179

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$214,142	$189,844	$419,868	$371,367
Costs and expenses:
Cost of revenues	42,844	40,667	84,100	81,536
Sales and marketing	26,313	22,179	54,128	44,570
Research and development	15,461	13,074	30,226	26,668
General and administrative	22,726	28,206	46,234	61,835
Restructuring charges	(182)	3,659	(730)	9,189
Total costs and expenses	107,162	107,785	213,958	223,798
Operating income	106,980	82,059	205,910	147,569
Interest expense	(12,580)	(111,856)	(24,920)	(123,676)
Non-operating (loss) income, net	(2,097)	6,149	(1,290)	11,627
Income (loss) from continuing operations before income taxes	92,303	(23,648)	179,700	35,520
Income tax (expense) benefit	(23,831)	15,967	(45,123)	(908)
Income (loss) from continuing operations, net of tax	68,472	(7,681)	134,577	34,612
(Loss) income from discontinued operations, net of tax	—	(2,929)	1,904	(4,451)
Net income (loss)	68,472	(10,610)	136,481	30,161
Foreign currency translation adjustments	—	48	—	76
Change in unrealized gain on investments, net of tax	42	1,077	37	609
Realized gain on investments, net of tax, included in net income (loss)	(30)	(1,398)	(35)	(1,415)
Other comprehensive income (loss)	12	(273)	2	(730)
Comprehensive income (loss)	$68,484	$(10,883)	$136,483	$29,431

Basic income (loss) per share:
Continuing operations	$0.43	$(0.05)	$0.85	$0.20
Discontinued operations	—	(0.01)	0.01	(0.02)
Net income (loss)	$0.43	$(0.06)	$0.86	$0.18
Diluted income (loss) per share:
Continuing operations	$0.42	$(0.05)	$0.82	$0.20
Discontinued operations	—	(0.01)	0.01	(0.02)
Net income (loss)	$0.42	$(0.06)	$0.83	$0.18
Shares used to compute net income per share
Basic	157,599	167,471	158,471	169,751
Diluted	164,178	167,471	163,530	171,850

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$136,481	$30,161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	26,273	27,642
Stock-based compensation	16,584	29,014
Excess tax benefit associated with stock-based compensation	(11,638)	(854)
Other, net	10,947	1,627
Changes in operating assets and liabilities
Accounts receivable	2,213	354
Deferred tax assets and other assets	5,855	(12,786)
Accounts payable and accrued liabilities	(16,644)	(22,736)
Deferred revenues	75,178	50,814
Net cash provided by operating activities	245,249	103,236
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	8,101	369,586
Purchases of marketable securities	(1,097,669)	(44,038)
Purchases of property and equipment	(26,242)	(29,481)
Other investing activities	(520)	(1,181)
Net cash (used in) provided by investing activities	(1,116,330)	294,886
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	15,348	32,445
Repurchases of common stock	(152,725)	(310,671)
Payment of dividends to stockholders	—	(463,498)
Excess tax benefit associated with stock-based compensation	11,638	854
Other financing activities	189	—
Net cash used in financing activities	(125,550)	(740,870)
Effect of exchange rate changes on cash and cash equivalents	(1,097)	3,285
Net decrease in cash and cash equivalents	(997,728)	(339,463)
Cash and cash equivalents at beginning of period	1,313,349	1,559,628
Cash and cash equivalents at end of period	$315,621	$1,220,165
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$20,476	$120,082
Cash paid for income taxes, net of refunds received	$21,193	$4,737

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2012		June 30, 2011
	Operating Income	Net Income	Operating Income	Net (Loss) Income

GAAP as reported	$106,980	$68,472	$82,059	$(10,610)
Discontinued operations		—		2,929
Adjustments:
Stock-based compensation	8,454	8,454	12,075	12,075
Amortization of other intangible assets	325	325	322	322
Restructuring charges	(182)	(182)	3,659	3,659
Contingent interest payment to holders of Convertible Debentures		—		100,020
Unrealized loss (gain) on contingent interest derivative on Convertible Debentures		3,147		(700)
Non-cash interest expense		1,871		1,679
Tax adjustment		(7,944)		(43,989)
Non-GAAP as adjusted	$115,577	$74,143	$98,115	$65,385

Revenues	$214,142		$189,844
Non-GAAP operating margin	54.0%		51.7%
Diluted shares		164,178		169,882
Per diluted share, non-GAAP as adjusted		$0.45		$0.38

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP.
Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended June 30,
	2012	2011
Cost of revenues	$1,451	$1,846
Sales and marketing	1,833	1,697
Research and development	1,327	1,353
General and administrative	3,843	7,179
Restructuring charges	—	1,989
Total stock-based compensation expense	$8,454	$14,064

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Six Months Ended		Six Months Ended
	June 30, 2012		June 30, 2011
	Operating Income	Net Income	Operating Income	Net Income

GAAP as reported	$205,910	$136,481	$147,569	$30,161
Discontinued operations		(1,904)		4,451
Adjustments:
Stock-based compensation	16,584	16,584	24,036	24,036
Amortization of other intangible assets	648	648	645	645
Restructuring charges	(730)	(730)	9,189	9,189
Contingent interest payment to holders of Convertible Debentures		—		100,020
Unrealized loss (gain) on contingent interest derivative on Convertible Debentures		3,960		(250)
Non-cash interest expense		3,491		3,343
Tax adjustment		(15,972)		(50,843)
Non-GAAP as adjusted	$222,412	$142,558	$181,439	$120,752

Revenues	$419,868		$371,367
Non-GAAP operating margin	53.0%		48.9%
Diluted shares		163,530		171,850
Per diluted share, non-GAAP as adjusted		$0.87		$0.70

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP.
Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Six Months Ended June 30,
	2012	2011
Cost of revenues	$2,988	$3,836
Sales and marketing	3,349	3,551
Research and development	2,569	2,871
General and administrative	7,678	13,778
Restructuring charges	—	4,978
Total stock-based compensation expense	$16,584	$29,014